Exhibit 5.1

                                  David E. Wise
                                 Attorney at Law
                            8794 Rolling Acres Trail
                          Fair Oaks Ranch, Texas 78015
                                 (830) 981-8165

                                December 12, 2007

International Building Technologies Group, Inc.
1151 Harbor Bay Parkway, Suite 202
Alameda, California 94502
Attention:  Board of Directors

     Re: INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
         REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     You have requested our opinion with respect to the shares of the Company's common stock, par value $.001 per share ("Common Stock"), included in the Registration Statement on Form S-8 ("Form S-8") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Securities Act") for the purpose of registering 15,000,000 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), to be offered and sold under the Company's 2007 Consultants Retainer Stock Plan No. 3 ("Plan").

     As counsel to the Company, we have examined the original or certified or photostatic copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we have deemed relevant and/or necessary as the basis of the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the authenticity of originals of such latter documents. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form S-8, have been duly authorized and, when issued in the manner contemplated by the Plan against receipt of payment therefor, will have been duly and validly issued, fully paid and non-assessable.

     In rendering this opinion, we express no opinion herein concerning the applicability or effect of any laws of any jurisdiction other than Nevada and Texas, and the securities laws of the United States of America referred to herein.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ David E. Wise
                                ------------------------------
                                DAVID E. WISE
                                Attorney at Law